SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2014

COHERENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive
Santa Clara, CA 95054
(Address of principal executive offices)

(408) 764-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

On February 26, 2014, Coherent, Inc. held its 2014 Annual Meeting of Stockholders and below are the final voting results for the meeting:

Proposal		Votes For	Votes Against	Abstentions	Broker Non-Votes
1.	Election of Directors
	John R. Ambroseo	22,715,341	14,348	3,907	1,291,622
	Jay T. Flatley	22,698,141	31,760	3,695	1,291,622
	Susan M. James	22,703,320	26,857	3,419	1,291,622
	L. William Krause	22,612,970	112,030	8,596	1,291,622
	Garry W. Rogerson	22,707,674	22,196	3,726	1,291,622
	Steve Skaggs	22,622,964	106,907	3,725	1,291,622
	Sandeep Vij	22,461,640	266,056	5,900	1,291,622
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 27, 2014	23,174,941	839,046	11,231	0
3.	Advisory vote to approve executive officer compensation	22,178,958	532,663	21,975	1,291,622

Each of the above-named directors was elected at the annual meeting and stockholders approved (i) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 27, 2014 and (ii) the compensation of our named executive officers for the fiscal year ended September 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: February 27, 2014
By: /s/ Bret M. DiMarco
Bret M. DiMarco
Executive Vice President and
General Counsel